EXHIBIT 3


                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT



                  Amendment No. 2 to Rights Agreement, dated as of April 9, 2002 (this "Amendment"), between Standard Microsystems Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York banking corporation (the "Rights Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement, dated January 7, 1998 (as amended by that certain Amendment No. 1 to Rights Agreement dated January 23, 2001, the "Prior Agreement," and as amended hereby, the "Rights Agreement"); and

                  WHEREAS, the Company and the Rights Agent desire to make certain amendments and clarifications to the Prior Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                  1. Definition of Acquiring Person. Section 1(a) of the Prior Agreement is hereby amended to add the following text at the end thereof:

                  "Notwithstanding the foregoing, (x) a Person shall not become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of 20% or more (or 28% or more, in the case of Citigroup) of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such time as such Person shall purchase or otherwise become (as a result of actions by such Person or its Affiliates or Associates) the Beneficial Owner of any additional shares of Common Stock and (y) "Acquiring Person" shall not include any Person who or which becomes the Beneficial Owner of 20% or more (or 28% or more, in the case of Citigroup) of the outstanding Common Stock but who acquired beneficial ownership of shares of Common Stock inadvertently, and such Person promptly (and in any event within 5 Business Days after being so requested by the Company) divests or enters into an irrevocable commitment satisfactory to the Company's Board of Directors promptly (and in any event within 5 Business Days or such shorter period as shall be determined by the Company's Board of Directors) to divest, and thereafter divests as required by such commitment, sufficient shares of Common Stock so that such Person ceases to be a Beneficial Owner of 20% or more (or 28% or more, in the case of Citigroup) of shares of Common Stock."

                  2. Adverse Person. Section 1(c) of the Prior Agreement is hereby deleted and replaced in its entirety with the following:

                  "(c) [Reserved]."

                  3. Continuing Director. Section 1(j) of the Prior Agreement is hereby deleted and replaced in its entirety with the following:

                  "(j) [Reserved]."

                  4. Issue of Rights Certificates. (a) Clause (i) of the first sentence of Section 3(a) of the Prior Agreement is hereby deleted and replaced with the following:

                  "(i) the close of business on the Stock Acquisition Date or"

                  (b) The reference to "ChaseMellon Shareholder Services, L.L.C." in the first sentence of the legend contained in Section 3(c) of the Prior Agreement shall be replaced with a reference to "American Stock Transfer & Trust Company".

                  (c) The words "or Adverse Person" are hereby deleted from the fourth sentence of the legend contained in Section 3(c) of the Prior Agreement.

                  5. Form of Rights Certificates. Section 4(b) of the Prior Agreement is hereby amended to read in its entirety as follows:

                  "(b) Any Rights Certificate issued pursuant to Section 3(a) or 3(b) or Section 22 hereof that represents Rights beneficially owned by Persons known by the Company to be: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall bear (to the extent feasible and specified by the Company) the following legend:

                  The Rights represented by this Rights
                  Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement."

                  6. Exercise of Rights; Purchase Price; Expiration Date of Rights. Section 7(e) of the Prior Agreement is hereby amended to read in its entirety as follows:

                  "(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use reasonable efforts to effect compliance with the provisions of this Section 7(e) and Section 4(b) hereof, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates, or transferees hereunder."

                  7. Adjustment of Purchase Price. (a) Section 11(a)(ii)(A) of the Prior Agreement is hereby amended to replace all references to "30%" therein with references to "20%".

                  (b) Section 11(a)(ii)(B) of the Prior Agreement is hereby amended to read in its entirety as follows:

                  "(B) [Reserved]"

                  8. Duties of Rights Agent. Section 20(b) of the Prior Agreement is hereby amended to delete the words "or Adverse Person" from the first sentence thereof.

                  9. Redemption and Termination. Section 23(a) of the Prior Agreement is hereby amended to read in its entirety as follows:

                  "(a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Stock Acquisition Date and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price either in cash, shares of Common Stock (based on the "current market price", as defined in Section 11(d)(i) hereof, of the shares of Common Stock at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish."

                  10. Supplements and Amendments. Section 26 of the Prior Agreement is hereby amended to read in its entirety as follows:

                  "Section 26. Supplements and Amendments. Prior to the Stock Acquisition Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Stock Acquisition Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing, or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the Redemption Price, changes the Final Expiration Date to an earlier date, increases the Purchase Price or reduces the number of Units of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock."

                  11. Determinations and Actions by the Board of Directors, etc.
Section 28 of the Prior Agreement is hereby amended to read in its entirety as follows:

                  "Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or any member thereof to any liability to the holders of the Rights."

                  12. Severability. Section 30 of the Prior Agreement is hereby amended to delete the words "(subject to any required concurrence of the Continuing Directors)" from the first sentence thereof.

                  13. Exhibit B. (a) The legend appearing at the top of the form of the Rights Certificate included as Exhibit B to the Prior Agreement is hereby amended to read in its entirety as follows:

                  "NOT EXERCISABLE AFTER JANUARY 12, 2008 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT (AS SUCH TERMS ARE HEREINAFTER DEFINED). UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.] THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE."

                  (b) The first sentence of the form of Rights Certificate included as Exhibit B to the Prior Agreement is hereby amended to add the words "as amended from time to time" after the words "January 7, 1998" in the first sentence thereof.

                  (c) The second paragraph of the form of Rights Certificate included as Exhibit B to the Prior Agreement is hereby amended to read in its entirety as follows:

                  "Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person or an Associate or Affiliate of any such Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of any such Person, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event."

                  (d) The seventh paragraph of the form of Rights Certificate included as Exhibit B to the Prior Agreement is hereby amended to read in its entirety as follows:

                  "Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the Stock Acquisition Date (as such period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date (as such date may be extended pursuant to the Rights Agreement). After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 20% or less of the outstanding shares of Common Stock in a transaction or series of transaction not involving the Company in the manner contemplated by Section 1(a) of the Rights Agreement."

                  (e) Paragraphs (1) and (2) of the form of Certificate included on the reverse side of the form of Rights Certificate included as Exhibit B to the Prior Agreement are hereby amended to read in their entirety as follows:

                  "(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person."

                  (f) Paragraphs (1) and (2) of the Form of Election to Purchase included in the form of Rights Certificate included as Exhibit B to the Prior Agreement are hereby amended to read in their entirety as follows:

                  "(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person."

                  (g) The first sentence of the third paragraph of the NOTICE included in the form of Rights Certificate included as Exhibit B to the Prior Agreement is hereby amended to delete the words "or an Adverse Person" following the words "an Acquiring Person" therein.

                  IN WITNESS WHEREOF, this Amendment has been signed on behalf of each of the parties hereto as of the date first written above.

                                      STANDARD MICROSYSTEMS CORPORATION


                                      By: /s/ Andrew M. Caggia
                                          -------------------------------------
                                          Name: Andrew M. Caggia
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Director

                                      American Stock Transfer & Trust Company


                                      By: /s/ Herbert J. Lemmer
                                          ------------------------------------
                                          Name:  Herbert J. Lemmer
                                          Title: Vice President



                                  CERTIFICATION

                  The Company hereby certifies that this Amendment is in compliance with the terms of Section 26 of the Prior Agreement.


                                      STANDARD MICROSYSTEMS CORPORATION


                                      By: /s/ Andrew M. Caggia
                                          -------------------------------------
                                          Name: Andrew M. Caggia
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Director